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                                                                      EXHIBIT 14

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our reports dated September 10, 2002, on the financial statements and financial highlights of the AIM High Yield Fund and AIM High Yield Fund II (two of the portfolios constituting AIM Investment Securities Funds) as of and for the year ended July 31, 2002 in the Registration Statement filed on Form N-14.



                                              /s/ ERNST & YOUNG LLP

Houston, Texas
February 10, 2003